EXHIBIT 24
IKONICS CORPORATION
Powers of Attorney
     Each of the undersigned directors of IKONICS Corporation, a Minnesota corporation, does hereby make, constitute and appoint William C. Ulland and Jon R. Gerlach, and either of them, the undersigned’s true and lawful attorneys in fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Corporation’s 1995 Stock Incentive Plan, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of said Corporation and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of April 24, 2009.

/s/ William C. Ulland	/s/ David O. Harris

William C. Ulland	David O. Harris

/s/ Charles H. Andresen	/s/ Rondi C. Erickson

Charles H. Andresen	Rondi C. Erickson

/s/ Gerald W. Simonson	/s/ Leigh Severance

Gerald W. Simonson	Leigh Severance

/s/ Lockwood Carlson
Lockwood Carlson